UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010 (November 30, 2010)

Ametrine Capital, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	814-00776	74-3252949
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

914 North Broadway Avenue, Suite 220
P.O. Box 1097
Oklahoma City, OK 73102
Address of principal executive offices

(405) 815-4041
Telephone number, including
Area code

340 West Superior Street, Unit 1601
Chicago, Illinois 60610
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01 Changes in Control of Registrant

On November 30, 2010, Tailormade Holdings Ltd (f/k/a Meitav Underwriting Ltd.) the holder of 4,026,559 shares of Ametrine Capital, Inc. (“Ametrine”) common stock (the “Shares”) sold the Shares in a private transaction for total consideration of $335,000 (the “Share Acquisition”).  Of the Shares, 3,676,559 were acquired by Deylau, LLC (“Deylau”), and 350,000 were acquired by a Debra Herman.  At the time of the transaction the Shares represented approximately 92% of Ametrine’s issued and outstanding shares.   As a result of transaction Deylau became the holder of 84% of Ametrine’s issued and outstanding shares of common stock.  The Shares were acquired by Deylau using its general working capital, and by Mrs. Herman using her personal funds.  Deylau is owned and controlled by Krisian Kos, who, as described below, upon the closing of the Share Acquisition was appointed to Ametrine’s Board of Directors and as its chief executive officer and president.

Pursuant to the terms by which Deylau and Mrs. Herman acquired the Shares on November 30, 2010, the Company expanded its Board of Directors to six persons and appointed three persons to fill the newly created vacancies (the “New Appointees”).  Further, the Company appointed new persons to serve as the Company’s executive officers.  It is expected that on or about December 12, 2010 that three persons who formerly served as directors will resign from the Board, leaving only the New Appointees on the Board of Directors.

The Share Acquisition and the resulting changes in the composition of the Company’s Board of Directors and the persons serving as the Company’s executive officers resulted in a change of control of the Ametrine.

Further, information regarding the New Appointees is set forth below.  Additionally, further information regarding the Share Acquisition, the New Appointees, and the Company on a post-Share Acquisition basis is set forth in a Schedule 14F-1 being distributed to stockholders and filed with the Securities and Exchange Commission on or about December 1, 2010.

The registrant was and remains a shell company following the change of control reported herein.  Except as modified hereby, the Form 10 information required by Item 5.01(a)(8) is incorporated by reference from the Company’s Form 10-K for the year ended December 31, 2010, and the subsequently filed reports.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officers

 On November 30, 2010, the board of directors of the registrant accepted the resignation of Lior Ostahinsky, from the offices of President, Treasurer, Secretary and Chairman of the Board.  There are no disagreements between Mr. Ostashinksy and the registrant regarding any matter related to the registrant's operations, policies or practices. Mr. Ostahinsky will continue to be a director of the registrant.

Appointment of Officers and Directors

On November 30, 2010, the board of directors of the registrant expanded its membership to six persons and appointed persons to fill the vacancies thereby created, additionally, the Board appointed certain officers.  The following persons were appointed to the positions set forth opposite their names:

Name	Age	Position(s)

Kristian B. Kos	33	President, Chief Executive Officer, and Director

David J. Chernicky	57	Chairman of the Board of Directors

Phil B. Albert	51	Director

Richard Finley	60	Chief Financial Officer and Treasurer

Kristian Kos   has been appointed as President, Chief Executive Officer, and as a director.  Mr. Kos has been involved in the oil and gas and energy industries since 2005.  In 2006 Mr. Kos founded Deylau Capital, LLC, a company focused on identifying and financing oil and gas production companies.  From 2006 until February 2007 Mr. Kos was a Vice President at Diamondback Energy Services where he was actively involved in identifying and executing growth strategies for the company, including strategic acquisitions. From 2005 until early 2006 Mr. Kos worked for Gulfport Energy in a business development role.  Prior to working in the oil and gas and energy sectors Mr. Kos worked in the financial sector.  Mr. Kos has not served as a director of any companies with a class of securities registered under the Securities Exchange Act of 1934 within the past five years.  Mr. Kos received a Bachelor of Arts and Master of Arts degree in Economics and Philosophy from Trinity College Dublin, Ireland in 1999. He also received a Master of Philosophy degree in Economics from the University of Aix-Marseille, France in 2000.

David J. Chernicky has been appointed as the Company’s Chairman of the Board. Mr. Chernicky has over 31 years of experience in the oil and gas industry.  In 1998 Mr. Chernicky co-founded New Dominion, LLC, an oil and gas exploration and production company based in Tulsa, Oklahoma.  Since 2002 Mr. Chernicky has served as the President of New Dominion, overseeing the company’s operations as a whole.  Mr. Chernicky currently serves on the board of various governmental bodies, including the Grand River Dam Authority and the Oklahoma Ordnance Works Authority.  Prior to founding New Dominion Mr. Chernicky was employed as a geologist for Marathon Oil in Casper, Wyoming and later, for Amoco Production in Denver, Colorado.  Mr. Chernicky has not served as a director of any companies with a class of securities registered under the Securities Exchange Act of 1934 within the past five years.  Mr. Chernicky graduated from the University of Oklahoma in 1978 with a degree in exploration geophysics.

Phil B. Albert has been appointed to the Company’s Board.  Mr. Albert has served as the Chief Operating Officer and Executive Vice President of New Dominion, LLC since 2004, where he coordinates daily operations for the company including fiscal and budgetary policies, personnel management, strategic initiatives and investments.  Before joining New Dominion, Mr. Albert worked at JEM Engineering in Tulsa for 21 years, serving in many positions including controller, treasurer, chief financial officer, and finally president and chief operating officer. Previously, he was an accountant and auditor for the consulting firm of Peat Marwick Mitchell, now known as KPMG, LLP. Mr. Albert has not served as a director of any companies with a class of securities registered under the Securities Exchange Act of 1934 within the past five years.  Mr. Albert from graduated of Oklahoma Baptist University in 1981 with a magna cum laude degree in accounting.

Richard Finley, C.P.A. has been appointed as the Company’s Chief Financial Officer.  Mr. Finley is a partner at Finley & Cook, an Oklahoma Certified Public Accounting Firm.  Mr. Finley has worked at Finley & Cook since 1973 and is the partner in charge of tax and accounting services and has experience dealing with a variety of industries and business environments. Mr. Finley graduated from Central State University in 1973 and received a Bachelors of Accounting.

Committee Appointments.   Messrs Kos, Chernicky and Albert are not expected to be immediately appointed to serve on any committee of the board of directors of the registrant.

Family Relationships.  Mr. Chernicky and Mr. Albert are brothers-in-law.  Except for that relationship, there is no family relationship among any of the Company’s current or appointed executive officers and directors.

Certain Relationships and Related Transactions.  There have been no transactions or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any of the newly appointed executive officers or directors listed above had or will have a direct or indirect material interest.

Compensation Arrangements.  At this time, it is not contemplated that the newly appointed executive officers or directors will enter into any compensation arrangements.

Item 8.01  Other Events

On November 19, 2010 Ametrine filed a Form N-54C with the Securities and Exchange Commission which serves as a withdrawal of its notification of election to be subject to Sections 55 through 65 of the Investment Company Act of 1940.  The withdrawal was effective immediately upon filing and acceptance of the Form N-54C with the Securities and Exchange Commission. The filing of the Form N-54C does not effect the registration under Section 12(b) of the Exchange Act of Ametrine’s common stock which requires Ametrine to file periodic reports with the Securities Exchange Commission.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits

99.1           Resignation of Lior Ostashinsky as an executive officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETRINE CAPITAL, INC.

Date: December 1, 2010	By:	/s/ Kristian B. Kos
Kristian B. Kos, President